EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on Form S-3: Nos. 333-09919, 333-18511 and 333-137341 and the following Registration Statements on Form S-8: 33-48358, 33-52201, 33-58103, 33-62005, 333-20841, 333-31715, 333-69483, 333-62256, 333-63184, 333-84014, 333-88924, and 333-116701 of EOG Resources, Inc. of our report dated February 26, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment," effective January 1, 2006), relating to the financial statements and financial statement schedule of EOG Resources, Inc. and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of EOG Resources, Inc. for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Houston, Texas
February 26, 2007